UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2014

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch St., 17th Floor Philadelphia, PA		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 243-9000

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 31, 2014, Independence Realty Operating Partnership, LP, or IROP, purchased all of the outstanding limited liability company interests, or the interests, of King’s Landing LLC, or the property owner, from BCMR King’s Landing, a Limited Partnership and MLP King’s Landing, LLC. The property owner is the fee owner of a property located in Creve Coeur, Missouri, or the property. IROP is the operating partnership of Independence Realty Trust, Inc., or IRT. IRT filed a Current Report on Form 8-K on April 3, 2014, or the initial report, reporting this acquisition. IRT hereby amends the initial report to provide the historical financial statements and pro forma financial information required by Item 9.01(a) and (b) of Form 8-K. This Form 8-K/A should be read in conjunction with the initial report.

Item 9.01 Financial Statements and Exhibits.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, IRT hereby files the following financial statements and pro forma information relating to the acquisition of the Property.

(a) Financial Statements of Businesses Acquired .

Independent Auditor’s Report

Statement of revenue and certain expenses (the “Historical Summary”) of the property for the year ended December 31, 2013.

Notes to the Historical Summary.

(b) Pro Forma Financial Information .

Unaudited pro forma consolidated balance sheet as of December 31, 2013.

Unaudited pro forma consolidated statement of operations for the year ended December 31, 2013

Notes to Unaudited Pro Forma Financial Information

(d) Exhibits .

The exhibit filed as part of this Current Report on Form 8-K is identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

Independent Auditor’s Report

To the Stockholders of

Independence Realty Trust, Inc.

Philadelphia, Pennsylvania

Report on the Historical Summary

We have audited the accompanying statement of revenue and certain expenses (the “Historical Summary”) of King’s Landing (the “Property”) for the year ended December 31, 2013, and the related notes to the Historical Summary.

Management’s Responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2013, in accordance with accounting principles generally accepted in the United States of America.

Basis of Presentation

As described in Note 1 to the Historical Summary, the accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A of Independence Realty Trust, Inc.) and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.

/s/ McGladrey LLP

Philadelphia, Pennsylvania

May 13, 2014

KING’S LANDING

STATEMENT OF REVENUE AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2013

REVENUE:
Rental income	$2,628,751
Reimbursement income	183,059
Other income	76,800

Total Revenue	2,888,610
CERTAIN EXPENSES:
Operating and maintenance	561,480
Taxes and insurance	317,575
Management fees	87,093
Bad debt expenses	1,072

Total Certain Expenses	967,220

Revenue in excess of Certain Expenses	$1,921,390

The accompanying notes are an integral part of this statement.

KING’S LANDING

NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2013

NOTE 1: ORGANIZATION AND BASIS OF PRESENTATION

The accompanying statement of revenue and certain expenses (the Historical Summary) includes the revenue and certain expenses of the following property (hereinafter referred to as the Property):

Property Name	Type	Units(1)	Location
King’s Landing	Multi-family	152	Creve Coeur, MO

(1)	Does not include 10,921 square feet of retail space in three units. As of December 31, 2013, the commercial units were 100% occupied by three tenants paying an average total monthly base rent of $22,925, or $25.19 per square foot per year.

On February 27, 2014 a definitive agreement was entered into for the acquisition of the Property by Independence Realty Trust (IRT) for a purchase price equal to $32.7 million.

The Historical Summary has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenue and certain expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and the Historical Summary is not intended to be a complete presentation of the Property’s revenue and expenses. Items excluded consist principally of interest on mortgages and depreciation for the Property.

The Historical Summary presents the revenue and certain expenses of the Property during the identified period and may not be comparable to future periods. Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

In the preparation of the accompanying Historical Summary, subsequent events were evaluated through May 13, 2014, the date the financial statement was available to be issued.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Revenue Recognition

Rental income attributable to residential leases is recorded when due from residents, generally upon the first day of the month. Leases are for periods of up to one year, with rental payments due monthly. Other income results from fees for, including but not limited to, late payments, cleaning, damages, and storage and is recorded when earned.

For commercial tenants, rental income is recognized on a straight-line basis, from the earlier of lease inception or when the tenant takes possession or the date of acquisition of the property subject to existing leases, which averages minimum rents over the terms of the leases. Commercial leases also typically provide for reimbursement of a tenant’s pro-rata share of common area maintenance and other operating expenses of the property.

b.	Property Management Fees

For the year ended December 31, 2013, property management fees were $87,093.

KING’S LANDING

NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2013

c.	Bad Debt Expense

The Property recognizes bad debt expense for uncollectible receivables. Management’s estimate of bad debt expense is based on expected and inherent risks of collectability for receivables from tenants. For the year ended December 31, 2013, bad debt expenses were $1,072.

d.	Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. Actual results could differ from those estimates.

NOTE 3: FUTURE MINIMUM RENTAL COMMITMENTS

The following table represents the minimum future rentals under expiring leases for our three commercial tenants as of December 31, 2013.

2014	$230,088
2015	114,013
2016	83,538
2017	41,769

Total	$469,408

NOTE 4: COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to various claims and legal proceedings that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Property.

INDEPENDENCE REALTY TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

AS OF DECEMBER 31, 2013

The following unaudited pro forma financial statements of Independence Realty Trust, Inc. (together with its consolidated subsidiaries, the “Company,” “we,” “our,” or “us”) have been prepared to provide pro forma financial information with regard to: (i) the exchange by RAIT of 5,274,900 common units in our operating partnership for 5,274,900 shares of our common stock on May 7, 2013, (ii) the issuance of 4,000,000 shares of our common stock in August 2013, (iii) the acquisition of The Crossings at Ridgewood Apartments (the “Crossings”), which we acquired on November 22, 2013, (iv) borrowings drawn on our $20 million secured revolving credit facility, which we entered into on October 25, 2013 and the $8.6 million loan secured by our Berkshire Square property, which was drawn on December 27, 2013, (v) the payment of cash dividends on our common stock in January, February and March 2014, which were declared by our board of directors on January 15, 2014, (vi) the acquisition of the Reserve at Eagle Ridge (“Reserve at Eagle Ridge”), which we acquired on January 31, 2014 and the $18.9 million of mortgage indebtedness obtained on February 7, 2014 related thereto, (vii) issuance of 8,050,000 shares of our common stock on January 29, 2014, (viii) the acquisition of the Oklahoma Portfolio (including properties commonly referred to as The Augusta Apartments, Heritage Park Apartments, The Invitational Apartments, Raindance Apartments and Windrush Apartments), which we acquired on February 28, 2014 and (ix) the acquisition of King’s Landing, which we acquired on March 31, 2014 (collectively, the “Transactions”).

The unaudited pro forma consolidated balance sheet as of December 31, 2013 is presented as if the Transactions described in items (v), (vi), (vii), (viii) and (ix) had occurred on December 31, 2013. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2013 is presented as if the Transactions had occurred on January 1, 2013. The transactions described in items (i), (ii), (iii) and (iv) were completed prior to December 31, 2013 and are reflected in our historical unaudited consolidated balance sheet as of December 31, 2013.

The unaudited pro forma consolidated financial statements included in this Current Report on Form 8-K/A are presented for informational purposes only. The unaudited pro forma adjustments are based on information and assumptions that we consider reasonable and factually supportable. This information includes various estimates and assumptions and may not necessarily be indicative of the financial condition or results of operations that would have occurred if each of the Transactions occurred on the date or at the beginning of the period indicated or which may be obtained in the future. The unaudited pro forma consolidated balance sheet and statement of operations and accompanying notes should be read in conjunction with our historical consolidated financial statements and the statements of revenue and certain expenses of The Crossings at Ridgewood Apartments, as filed in a Current Report on Form 8-K/A on December 2, 2013, the Reserve at Eagle Ridge, as filed in a Current Report on Form 8-K/A on April 16, 2014, the Oklahoma Portfolio, as filed in a Current Report on Form 8-K/A on May 12, 2014 and King’s Landing included in this Current Report on Form 8-K/A.

The statements contained in this filing may include forward-looking statements within the meaning of the U.S. federal securities laws. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. As forward-looking statements, these statements involve risks and uncertainties that could cause actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to, uncertainties affecting real estate businesses generally, risks relating to acquisition activities and risks relating to leasing and re-leasing activities.

INDEPENDENCE REALTY TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2013

(Dollars in thousands, except share and per share data)

	Historical(A)	Adjustments(B)	Reserve at Eagle Ridge(C)	The Oklahoma Portfolio(D)	King’s Landing(E)	Pro Forma
ASSETS:
Investments in real estate, net of accumulated depreciation of $15,775	$174,321	$—	$28,543	$69,162	$32,385	$304,411
Cash and cash equivalents	3,334	60,220	(10,150)	(19,237)	(11,500)	22,667
Restricted cash	1,122	—	—	—	—	1,122
Accounts receivable and other assets	1,731	—	—	—	—	1,731
Deferred costs and intangible assets, net of accumulated amortization of $720	1,363	—	457	1,269	315	3,404

Total Assets	$181,871	$60,220	$18,850	$51,194	$21,200	$333,335

LIABILITIES AND EQUITY:
Mortgage indebtedness	$103,303	$—	$18,850	$48,312	$21,200	$191,665
Accounts payable and accrued expenses	2,374	—	—	—	—	2,374
Accrued interest payable	63	—	—	—	—	63
Dividends payable	515	—	—	—	—	515
Other liabilities	708	—	—	—	—	708

Total Liabilities	106,963	—	18,850	48,312	21,200	195,325

Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value	—	—	—	—	—	—
Common stock, $0.01 par value	96	241	—	—	—	337
Additional paid-in capital	78,112	63,165	—	—	—	141,277
Retained earnings (accumulated deficit)	(3,300)	(3,186)	—	2,882	—	(3,604)

Total equity	74,908	60,220	—	2,882	—	138,010

Total liabilities and equity	$181,871	$60,220	$18,850	$51,194	$21,200	$333,335

The accompanying notes are an integral part of this consolidated financial statement.

INDEPENDENCE REALTY TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(Dollars in thousands, except share and per share data)

	Historical(F)	The Crossings at Ridgewood Apartments(G)	Reserve at Eagle Ridge(H)	The Oklahoma Portfolio(I)	King’s Landing(J)	Other Insignificant Acquisitions(K)	Pro Forma Adjustments		Company Pro Forma
REVENUE:
Rental income	$17,843	$3,072	$3,661	$10,793	$2,628	$1,637	$—		$39,634
Tenant reimbursement income	943	202	117	369	183	34	—		1,848
Other income	1,157	170	189	524	77	106	—		2,223

Total revenue	19,943	3,444	3,967	11,686	2,888	1,777	—		43,705
EXPENSES:
Property operating expenses	9,429	1,796	2,110	6,878	967	701	—		21,881
General & administrative expenses	648	—	—	—	—	—	—		648
Asset management fees	272	—	—	—	—	—	1,194	(L)	1,466
Acquisition expenses	248	—	—	—	—	—	309	(M)	557
Depreciation and amortization	4,413	—	—	—	—	—	5,754	(N)	10,167

Total expenses	15,010	1,796	2,110	6,878	967	701	7,257		34,719

Operating income	4,933	1,648	1,857	4,808	1,921	1,076	(7,257)		8,986
Interest expense	(3,659)						(3,503	)(O)	(7,162)

Net income (loss)	1,274	1,648	1,857	4,808	1,921	1,076	(10,760)		1,824
Income (loss) allocated to preferred shares	(10)	—	—	—	—	—	10	(P)	—
Income (loss) allocated to non-controlling interests	(649)	—	—	—	—	—	649	(Q)	—

Net Income (loss) allocable to common shares	$615	$1,648	$1,857	$4,808	$1,921	$1,076	$(10,101)		$1,824

Earnings Per Share:
Basic	$0.12								$0.10

Diluted	$0.12								$0.10

Weighted-Average Shares:
Basic	5,330,814								17,689,409	(R)

Diluted	5,330,814								17,689,409	(R)

The accompanying notes are an integral part of this consolidated financial statement.

INDEPENDENCE REALTY TRUST, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

(Dollars in thousands, except share and unit data)

The following notes discuss the pro forma adjustments to our unaudited pro forma consolidated balance sheet as of December 31, 2013.

(A)	Represents our historical audited consolidated balance sheet as of December 31, 2013 included in our Annual Report on Form 10-K. Includes our acquisitions of Berkshire Square Apartments, which we acquired on September 19, 2013, The Crossings, which we acquired on November 22, 2013, and the exchange by RAIT of 5,274,900 common units in our operating partnership for 5,274,900 shares of our common stock on May 7, 2013.

(B)	Represents (i) proceeds from our January 2014 common stock offering of $63,406 and (ii) $3,186 of cash dividends declared by our board of directors for the months of January, February and March 2014. For the purposes of calculating the dividends we have assumed that 17,702,540 shares of our common stock are outstanding as of each of the record dates, which includes the 8,050,000 shares from the January 2014 common stock offering.

(C)	Represents the acquisition of the Reserve at Eagle Ridge in January 2014 for $29,000. We paid the purchase price with $10,150 of cash and $18,850 of borrowings secured by a first mortgage that matures in March 2024 and accrues interest at a rate of 4.7%. We have allocated the total purchase price based upon estimated fair value in accordance with ASC 805, as shown in the table below. The allocations reflected in these unaudited pro forma consolidated financial statements have not been finalized and are based upon preliminary estimates of fair value. Consequently, amounts preliminarily allocated to identifiable tangible and intangible assets and liabilities could change significantly.

Land	$5,800
Building and improvements	22,743

Subtotal	28,543
Intangible asset—In place leases	457

Total	$29,000

(D)	Represents the acquisition of the Oklahoma Portfolio in February 2014. The contract price was $65,000 and required the assumption of $45,763 of first mortgage indebtedness on the properties. The fair value of the mortgage was $48,312. Upon the acquisition, we recorded an initial gain of $2,882 to retained earnings. We have allocated the total purchase price based upon estimated fair value in accordance with ASC 805, as shown in the table below. The allocations reflected in these unaudited pro forma consolidated financial statements have not been finalized and are based upon preliminary estimates of fair value. Consequently, amounts preliminarily allocated to identifiable tangible and intangible assets and liabilities could change significantly.

Land	$14,086
Building and improvements	55,076

Subtotal	69,162
Intangible asset—In place leases	1,269

Total	$70,431

(E)	Represents the acquisition of King’s Landing in March 2014. The contract price was $32,700 and required the assumption of $21,200 of first mortgage indebtedness on the property. We have allocated the total purchase price based upon estimated fair value in accordance with ASC 805, as shown in the table below. The allocations reflected in these unaudited pro forma consolidated financial statements have not been finalized and are based upon preliminary estimates of fair value. Consequently, amounts preliminarily allocated to identifiable tangible and intangible assets and liabilities could change significantly.

Land	$6,540
Building and improvements	25,845

Subtotal	32,385
Intangible asset—In place leases	315

Total	$32,700

The following notes discuss the pro forma adjustments to our unaudited pro forma consolidated statement of operations for the year ended December 31, 2013.

(F)	Represents our historical consolidated statement of operations for the year ended December 31, 2013 included in our Annual Report on Form 10-K.

(G)	We acquired The Crossings on November 22, 2013. This column reflects the operations of the Crossings from January 1, 2013 through November 22, 2013. The operations of the Crossings after the date of acquisition are included in our historical consolidated statement of operations for the year ended December 31, 2013. The column was computed as follows:

	Results of Operations for the Nine- Month Period Ended September 30, 2013(a)	Results of Operations for the Period for October 1, 2013 through November 22, 2013(b)	Total Pro Forma Adjustment
REVENUE:
Rental income	$2,568	$504	$3,072
Tenant reimbursement income	169	33	202
Other income	142	28	170

Total revenue	2,879	565	3,444
CERTAIN EXPENSES:
Property operating expenses	1,501	295	1,796

Total certain expenses	1,501	295	1,796

Revenue over certain expenses	$1,378	$270	$1,648

(a)	Represents the unaudited historical statement of revenues and certain expenses of the Crossings as filed in a Current Report on Form 8-K/A on December 2, 2013.
(b)	Represents financial data for the Crossings for the period for October 1, 2013 through November 22, 2013, the date on which we acquired the property.

(H)	We acquired the Reserve at Eagle Ridge on January 31, 2014. This column represents the audited historical statement of revenue and certain expenses of the Reserve at Eagle Ridge for the year ended December 31, 2013, as filed in a Current Report on Form 8-K/A on April 16, 2014.

(I)	We acquired the Oklahoma Portfolio on February 28, 2014. This column represents the audited historical combined statement of revenue and certain expenses of the Oklahoma Portfolio for the year ended December 31, 2013, as filed in a Current Report on Form 8-K/A on May 12, 2014.

(J)	Represents the audited historical statement of revenue and certain expenses of King’s Landing for the year ended December 31, 2013 appearing in this Current Report on Form 8-K/A.

(K)	Represents a pro forma adjustment to reflect the historical property operations for Berkshire Square Apartments that was acquired on September 19, 2013 for $13,250. The property operations for the period after September 19, 2013 are already included in our historical financial statements and the pro forma adjustments below represent the historical property operations prior to September 19, 2013.

Results of Operations for the Period from January 1, 2013 to September 18, 2013
REVENUE:
Rental income	$1,637
Tenant reimbursement income	34
Other income	106

Total revenue	1,777
CERTAIN EXPENSES:
Property operating expenses	$701

Total certain expenses	701

Revenue over certain expenses	$1,076

(L)	Reflects asset management fees payable to our advisor as a result of the acquisitions of Berkshire Square in September 2013, The Crossings in November 2013, the Reserve at Eagle Ridge in January 2014, the Oklahoma Portfolio in February 2014 and King’s Landing in March 2014, assuming they were acquired on January 1, 2013. Pursuant to our advisory agreement, asset management fees are payable at the annual rate of 0.75% on the gross assets acquired after August 14, 2013. The acquisitions of Berkshire Square, The Crossings, the Reserve at Eagle Ridge, the Oklahoma Portfolio and King’s Landing will increase gross assets by $165,169, or approximately $1,239 of asset management fees on an annual basis. For the year ended December 31, 2013, additional asset management fees of $1,194 would be due associated with these acquisitions.

(M)	Reflects actual acquisition costs of $77 for the Reserve at Eagle Ridge, acquired on January 31, 2014, $190 for the Oklahoma Portfolio, acquired on February 28, 2014, and $42 for King’s Landing, acquired on March 31, 2014.

(N)	Reflects depreciation expense for Berkshire Square, The Crossings, the Reserve at Eagle Ridge, the Oklahoma Portfolio and King’s Landing based on a 40 year useful life for buildings and a five year useful life for furniture, fixtures and equipment. Also includes the amortization of the in-place lease values over the estimated life of six months during the year ended December 31, 2013, $281 for Berkshire Square, $452 for the Crossings, $457 for the Reserve at Eagle Ridge, $1,269 for the Oklahoma Portfolio and $315 for King’s Landing. The pro-forma adjustment for depreciation and amortization includes the amount needed to record a full year of depreciation and to fully amortize the in-place lease values in 2013 as each of these properties are assumed to be acquired on January 1, 2013.

(O)	The pro forma adjustment for interest expense reflects the following transactions as if they occurred on January 1, 2013: (i) $2,500 of revolving credit facility borrowings for the acquisition of the Crossings in November 2013, (ii) $8,612 of mortgage indebtedness associated with Berkshire Square in December 2013 (iii) $18,850 of mortgage indebtedness associated with the acquisition of the Reserve at Eagle Ridge in January 2014, (iv) $45,763 of mortgage indebtedness associated with the acquisition of the Oklahoma Portfolio in February 2014 and (v) $21,200 of mortgage indebtedness associated with the acquisition of King’s Landing in March 2014. The pro forma adjustment was calculated as follows for the year ended December 31, 2013:

	Indebtedness	Interest Rate	Pro Forma Interest Expense
Line of Credit borrowings (1)	$2,500	2.94%	$64
Berkshire Square mortgage (2)	8,612	4.42%	366
Reserve at Eagle Ridge	18,850	4.67%	880
Oklahoma Portfolio (3)	48,312	2.80%	1,353
King’s Landing (4)	21,200	3.96%	840

Total/Weighted Average	$99,474	3.55%	$3,503

(1)	Interest on the line of credit accrues at an annual rate of 1 month LIBOR plus 275 basis points. The interest rate above reflects an average 1 month LIBOR of 0.19% for 2013. On November 22, 2013 we had $2,500 of debt outstanding on this credit facility. As such, interest expense from November 22, 2013 through December 31, 2013 is included in our historical operating results. The pro forma interest expense adjustment, therefore, includes the period from January 1, 2013 to November 21, 2013.
(2)	Berkshire Square was acquired on September 19, 2013. Financing was obtained on December 27, 2013. As such, interest expense from December 27, 2013 through December 31, 2013 is included in our historical operating results. The pro forma interest expense adjustment, therefore, includes the period from January 1, 2013 to December 26, 2013.
(3)	The Oklahoma Portfolio first mortgage has an unpaid principal balance of $45,763, a contractual rate of 5.6% and matures on April 1, 2016. Upon the acquisition, we recorded the assumed mortgage at fair value based on a market rate of 2.8% for the remaining term. This resulted in a $2,549 premium being recorded for the assumed mortgage. The total carrying amount of the first mortgage is $48,312.
(4)	In the acquisition of King’s Landing, the debt assumed has a maturity date of June 1, 2022.

(P)	In August 2013, we redeemed, in full, our Series A Preferred Shares at par. This adjustment reflects that redemption as if it occurred on January 1, 2013.

(Q)	In August 2013, we redeemed, in full, our Series B Preferred Units of our operating partnership at par. This adjustment reflects that redemption as if it occurred on January 1, 2013.

(R)	The weighted-average shares outstanding for the year ended December 31, 2013 reflect the following transactions as if they occurred on January 1, 2013: (i) the conversion in May 2013 of RAIT’s 5,274,900 common units in our operating partnership into 5,274,900 shares of our common stock, (ii) the issuance of 4,000,000 shares of our common stock in August 2013 and (iii) the issuance of 8,050,000 shares of our common stock in January 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

May 13, 2014	By:	/s/ James J. Sebra
James J. Sebra
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

23.1	Consent of McGladrey LLP.